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                                     GROUND LEASE


     This Ground Lease (this "LEASE") is entered into to be effective for all purposes as of June 1, 1998, by INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC., a Texas corporation ("LESSOR"), and FIRST COMMAND FINANCIAL CORPORATION, a Texas corporation ("LESSEE").

                                      ARTICLE I.

                                     DEFINITIONS


     Sec. 1:1. DEFINITIONS. The following terms, as used in this Lease, shall have the following meanings unless the context indicates otherwise:

          A.   COMMENCEMENT DATE.   June 1, 1998.

          B. LEASE. This Ground Lease and all amendments thereto hereafter entered into.

          C. LEASE TERM. The primary term hereafter stated plus all renewal and extension periods, if any, which validly go into effect at the end of such primary term.

          D. LEASE YEAR. Each period within the Lease Term commencing on June 1 and ending on the next succeeding May 31. The first Lease Year will commence on the Commencement Date and end on May 31, 1999.

          E. LEASED PREMISES. That portion of the real estate located in Fort Worth, Tarrant County, Texas, which is identified as "Parking Garage" on the site plan attached hereto as EXHIBIT A, together with all improvements now or hereafter located upon such real estate. The Leased Premises are part of a tract of land described in EXHIBIT B attached hereto. Within sixty (60) days after the date of this Lease, Lessor shall, at Lessor's expense, cause to be prepared and furnished to Lessee a current plat of survey (the "SURVEY") of the Leased Premises prepared by a duly licensed Texas land surveyor. The metes and bounds description of the Leased Premises as reflected on the Survey shall be substituted for the site plan set forth in EXHIBIT A attached hereto.

          F. PERMITTED USE. The construction, operation, and lease of a parking garage and related facilities.

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                                     ARTICLE II.

                                    GRANT OF LEASE

     Sec. 2:1. GRANT TO LESSEE. In consideration of the mutual covenants and agreements contained in this Lease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Lessor hereby Leases to Lessee and Lessee hereby Leases from Lessor the Leased Premises upon the terms, provisions, and conditions set forth herein.

     Sec. 2:2. TITLE AND CONDITION. The Leased Premises are leased subject to the existing state of the title thereof as of the date of this Lease; to all encroachments thereon or over any street or adjoining property; to any state of facts which an accurate survey or physical inspection thereof might show; to all zoning regulations, restrictions, rules, and ordinances, and all building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having or acquiring jurisdiction; to the revocable nature of the right, if any, to maintain vaults, vault spaces, basement and subbasement spaces, areas, or signs beyond the building lines; and, as regards improvements, to their present state and condition and without representation or warranty of any kind by Lessor. Lessee represents and warrants that Lessee has examined and become fully familiar with the state of title to the Leased Premises immediately prior to the execution of this Lease and the title examination made for Lessor in connection with its acquisition of title, and Lessee has found such title to be satisfactory. Lessor makes no representations or warranties, express or implied, to Lessee with respect to the suitability of the Leased Premises for any particular purpose or use or with respect to the physical condition (including, but not limited to, surface and subsurface soil conditions) of the Leased Premises or whether the Leased Premises are located in a flood plain or other area subject to the hazard of flooding, and Lessee represents that it has made its own independent and full investigation in this regard.

     Sec. 2:3. COVENANT OF QUIET ENJOYMENT. So long as Lessee complies with all of the provisions of this Lease, Lessor covenants that Lessor will not interfere with the peaceful and quiet occupation and enjoyment of the Leased Premises by Lessee. If Lessor fails to comply with this covenant, Lessee may seek appropriate injunctive relief but Lessee may not terminate this Lease or abate or offset against any rent or other payments owing to Lessor under this Lease. In the event Lessor assigns or mortgages Lessor's interest in the Leased Premises, it is understood and agreed that Lessor may not be held liable for any breach of this covenant of quiet enjoyment occasioned by acts or omissions of any assignee or successor to the interest of Lessor.

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                                     ARTICLE III.

                                         TERM

     Sec. 3:1. PRIMARY TERM. Subject to Lessee's compliance with all of the provisions of this Lease and except as otherwise provided herein, Lessor agrees to Lease the Leased Premises to Lessee for a primary term of ninety-nine (99) years beginning on the Commencement Date and continuing until May 31, 2097 (unless sooner terminated as herein provided). Any occupancy of the Leased Premises by Lessee prior to the Commencement Date shall be subject to all of the terms and provisions of this Lease except only those requiring the payment of rent.

                                     ARTICLE IV.

                                 PAYMENT OBLIGATIONS

     Sec. 4:1. BASIC RENT. From and after the Commencement Date and continuing throughout the balance of the Lease Term, Lessee shall pay to Lessor at Lessor's address in Tarrant County, Texas, shown at the end of this Lease (or at such other address as may be specified by written notice from Lessor to Lessee) a minimum guaranteed rental ("BASIC RENT") of $1.00 per Lease Year without prior notice or demand and without any deduction, offset, or defense, payable as follows: Rent for the first Lease Year of the Lease Term shall be due and payable on or before the Commencement Date and a like annual installment shall be due and payable on or before the first day of each succeeding Lease Year during the Lease Term.

     Sec. 4:2. ADDITIONAL RENT. Other provisions of this Lease require Lessee, under certain circumstances, to pay additional sums of money to Lessor or others. For all purposes of this Lease, such sums of money will be deemed to be Additional Rent (herein so called) owing by Lessee to Lessor, and in the event of Lessee's failure to pay such sums when due, Lessor may exercise all rights, powers, and remedies provided herein or by law or equity or otherwise in the case of Lessee's failure to pay the Basic Rent.

     Sec. 4:3. PAYMENT OF RENT. All sums payable by Lessee to Lessor as rent (either as Basic Rent or as Additional Rent) are to be made by check payable to the order of Lessor. Lessor may change the party to the order of whom any such checks are to be made payable, or the address to which such checks are to be mailed, by giving written notice to such effect to Lessee at least ten (10) days prior to the effective date of such change.

     Sec. 4:9. UTILITIES. During the Lease Term, Lessee shall be solely responsible for and shall pay as they become due all charges for water, sewer usage, gas, electricity, power, heat, telephone or other communication service, garbage disposal, and all other utility or similar services used, rendered, supplied, or consumed in, upon, or in connection with the Leased Premises. Lessee shall, at Lessee's sole expense and risk, arrange for installation or

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construction of, repair and maintain, and secure all necessary permits, licenses, or other authorizations required for the pipes, conduits, tubes, wires, and other appliances or equipment necessary to furnish the utilities and services now or hereafter provided to the Leased Premises. Lessor shall have no duty or responsibility to Lessee for the stoppage or interruption of such utilities or services.

     Sec. 4:5. TAXES. Lessee shall pay as they become due all taxes, charges, levies, and assessments at any time levied or assessed against the Leased Premises (including, without limitation, any improvements located on the Leased Premises) by any governmental taxing authority. During the Lease Term, Lessee shall also pay as they become due all taxes, charges, levies, and assessments levied or assessed by any governmental authority against any leasehold interest or personal property of Lessee placed in, on, or about the Leased Premises, and Lessee shall further pay as they become due all taxes, charges, assessments, and levies (including without limitation franchise, sales, excise, and use taxes) in any way stemming from or connected with Lessee's business operations upon the Leased Premises. Lessee shall provide Lessor with paid tax receipts no later than ten (10) days prior to the date on which the taxes become delinquent. Such taxes, charges, levies, and assessments shall be prorated on a calendar year, per diem basis between Lessor and Lessee for the year in which this Lease commences and the year in which this Lease terminates. Lessee may, at Lessee's sole cost and expense, if Lessee in good faith believes that any tax, charge, levy, or assessment payable by it shall be invalid, excessive, or unenforceable in whole or in part, protest against and contest the validity, amount, or enforceability of any such tax, charge, levy, or assessment. In such case, Lessee shall comply with all requirements of law as to conditions precedent in making any contest, and Lessee covenants to protect Lessor and the Leased Premises against foreclosure of any lien resulting from the imposition of any such tax, charge, levy, or assessment which Lessee may contest.

     Sec. 4:6.  INSURANCE; INDEMNIFICATION.

          A. LIABILITY INSURANCE. During the Lease Term, Lessee shall, at Lessee's sole expense, carry and maintain comprehensive broad form general public liability insurance covering the Leased Premises and the business operations conducted upon the Leased Premises (including business operations conducted by Lessee's licensees, concessionaires, and permitted sublessees) providing coverage in the minimum amount of $1,000,000.00 against liability for injury to or the death of any number of persons arising out of any one accident or occurrence, and property damage insurance in the minimum amount of $100,000.00.

          B. CASUALTY INSURANCE. Throughout the Lease Term, Lessee, at its sole cost and expense, shall keep or cause to be kept insured for the mutual benefit of Lessor and Lessee, all improvements now or hereafter located on, under, or appurtenant to the Leased Premises against loss or damage by fire and such other risks as are now or hereafter included in an extended coverage endorsement in common use in the locality where the Leased Premises are

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located for projects of similar size and quality, including, without limitation, hail, lightning, windstorm, vandalism, boiler, explosion, and malicious mischief coverage. Such improvements shall include, without limitation, all buildings at any time located on, under, or appurtenant to the Leased Premises. The amount of such insurance coverage shall be sufficient to prevent either Lessor or Lessee from becoming a co-insurer under the provisions of the policy(ies), but in no event shall the amount be less than 100% of the full replacement cost of all improvements (excluding, however, the cost of replacing excavations and foundations but without deduction for depreciation), hereinafter referred to as the "FULL INSURABLE VALUE". If any dispute as to whether the amount of insurance complies with the above cannot be resolved by agreement between Lessor and Lessee, Lessor may not more than every year during the Lease Term request either the carrier of the insurance then in force or a mutually acceptable insurance consultant to determine the Full Insurable Value and the resulting determination shall be conclusive between the parties for the purposes of this paragraph. On Lessor's notice of demand, Lessee shall include the holder of any mortgage or deed of trust on the Leased Premises as a loss payee as its interest may appear. All polices of fire and extended coverage insurance required by this paragraph shall provide that the proceeds be paid to Lessee, and such proceeds shall be deemed to be held in trust by Lessee to be applied towards the repair, restoration, and/or reconstruction of improvements.

          C. BUILDER'S RISK INSURANCE. Before commencement of construction of any improvements to be placed on the Leased Premises, Lessee shall procure and shall maintain in full force until completion and acceptance of the completed improvements, "all risks" builder's risk insurance including vandalism and malicious mischief, in form and with a company reasonably acceptable to Lessor, covering improvements in place and all material and equipment at the job site furnished under contract, but excluding contractor's and subcontractors' tools and equipment and property owned by the contractor's or subcontractors' employees.

          D. OTHER INSURANCE. Lessee shall also keep or cause to be kept in force such other insurance and in such amount as may from time to time be reasonably required by Lessor against other insurable hazards which at the time are commonly insured against in the case of premises similarly situated, due regard being or to be given to the size and type of any improvements, their construction, and the use and occupancy of the Leased Premises.

          E. GENERAL PROVISIONS APPLICABLE TO INSURANCE. Lessee shall furnish Lessor with the policies evidencing that the insurance required by this Lease is in full force and effect and stating the terms thereof. However, Lessee may, in lieu of original policies of insurance, deliver to Lessor certificates of insurance evidencing all such coverage or copies of all original insurance policies or endorsements duly authenticated by the issuing company. All insurance coverage shall be placed in companies reasonably acceptable to Lessor and authorized to do business in the State in which the Leased Premises are located and shall name as insured Lessor, Lessee, and such other persons as may be designated by Lessor, as their interests may appear. All such policies shall be nonassessable and shall contain language, to the extent obtainable, to

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the effect that (1) any loss shall be payable notwithstanding any act or negligence of Lessor or Lessee that might otherwise result in a forfeiture of the insurance, (2) the policies are primary and non-contributing with any insurance that may be carried by Lessor, and (3) the policies cannot be cancelled or materially changed except after thirty (30) days prior written notice by the insurer to Lessor.

          F. WAIVER OF SUBROGATION. For the purpose of waiver of subrogation, anything in this Lease to the contrary notwithstanding, Lessor, for itself and its agents, employees, successors, and assigns, releases and waives unto Lessee, its personal representatives, agents, employees, successors, and assigns, and Lessee, for Lessee and Lessee's personal representatives, agents, employees, successors, and assigns, releases and waives unto Lessor, its agents, employees, successors, and assigns, all right to claim damages for any injury, loss, cost, or damage to persons or to the Leased Premises or to any building, buildings, or other improvements, or the contents and property located therein or thereon, which is occasioned by fire, explosion, accident, occurrence, or condition in, on, or about the Leased Premises or any other casualty, the amount of which injury, loss, cost, or damage has been paid either to Lessor, Lessee, or to any other person or entity under the terms of any fire, extended coverage, public liability, or other policy of insurance, to the extent such releases and waivers are permitted under applicable law. All policies of insurance obtained under this Lease shall contain or be endorsed to contain a provision whereby the insurer thereunder waives all rights of subrogation against Lessor and Lessee. However, in the event that as a result of the foregoing it becomes impossible for Lessee, after endeavoring to do so with due diligence, to procure fire insurance with extended coverage provisions customarily included in fire insurance policies with provisions for waiver of subrogation against Lessor, then the foregoing provision for waiver of subrogation will be deemed inoperative except as follows. In the event that such policies are procurable but Lessee will be required to pay an additional premium by reason of such waiver of subrogation, then Lessee agrees to pay such excess premium cost. In the event Lessee is unable to procure insurance with a waiver of subrogation, Lessor may attempt to procure such insurance for Lessee at Lessee's cost.

          G. EXCULPATORY CLAUSE. Lessor and Lessor's agents and employees will not be liable for, and Lessee waives all claims for, damage to person or property sustained by Lessee or any person claiming through Lessee resulting from any accident or occurrence in or upon the Leased Premises, including without limitation such claims for damage resulting from: (1) any equipment or appurtenances functioning improperly; (2) Lessor's failure to keep the Leased Premises in repair; (3) injury done or occasioned by wind, rain, snow, ice, or other elements; (4) any defect in or failure of plumbing, heating, or air conditioning equipment, electric wiring, or installation thereof, gas, water, steam pipes, stairs, porches, railings, or walks; (5) broken glass; the backing up of any sewer pipe or downspout; the bursting, leaking or running of any tank, tub, washstand, toilet, waste pipe, drain, or any other pipe or tank in, upon, or about the Leased Premises; the escape of steam or hot water; (6) water, snow, or ice being upon or coming through the roof, skylight, trapdoor, stairs, walks, or any other place

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upon or near any building or premises or otherwise; (7) the falling of any fixture, plaster, or stucco; and (8) any act, omission, or negligence of co-tenants or of other persons or occupants of the Leased Premises or of adjoining or contiguous buildings or of owners of adjacent or contiguous property or of Lessor or Lessor's agents, employees or invitees. Lessee hereby covenants and agrees to indemnify and hold Lessor harmless from and against all claims, demands, actions, damages, costs, expenses, and attorneys' fees in connection with the loss of life, personal injury, and/or damage to property in any way connected with the Leased Premises or the use or condition or occupancy thereof, or occasioned wholly or in part by any act or omission of Lessee or any other person, excluding only any injury, loss, or damage due to the gross negligence or willful misconduct of Lessor. In the event Lessor, without fault on Lessor's part, is made a party to any litigation commenced by or against Lessee or any other person in connection with any of the matters covered herein, then Lessee shall and must protect and hold Lessor harmless and shall pay all costs, expenses, and reasonable attorneys' fees incurred by Lessor in connection therewith.

                                      ARTICLE V.

                           USE AND MAINTENANCE OBLIGATIONS

     Sec. 5:1.  USE OF LEASED PREMISES.

          A. PERMITTED USE. The Leased Premises are Leased by Lessor to Lessee, and Lessee must use the Leased Premises, only for the Permitted Use and for no other purposes or uses whatsoever without the prior written consent of Lessor. Lessor hereby agrees to accept the Leased Premises as completely suitable for such purposes. Lessee shall cause to be fully constructed on the Leased Premises, at Lessee's sole cost and expense and within eighteen (18) months after the Commencement Date, a four (4) story parking garage (the "PROJECT"), all in accordance with applicable zoning ordinances, any applicable restrictive covenants and the plans for the Project prepared by Lessee and approved in writing by Lessor. Lessor shall have the right to approve the location of all such improvements including, without limitation, all buildings, signs, and driveways. Lessee represents that the Leased Premises are properly zoned for its intended purpose under the applicable zoning ordinance (the "ZONING ORDINANCE") and Lessee represents to Lessor that Lessee has conducted its own independent investigation of the requirements of the Zoning Ordinance and any applicable restrictive covenants, as same relate to the Leased Premises, and Lessee's development, use, operation, and occupancy thereof, and Lessee has satisfied itself and represents to Lessor that the contemplated development, use, operation, and occupancy of the Leased Premises will not violate the Zoning Ordinance or any applicable laws, ordinances, regulations, or restrictive covenants. Except as otherwise specifically provided herein, Lessee shall use the Leased Premises solely for conducting the Permitted Use, and will not use or permit or suffer the use of, the Leased Premises for any other business or purpose without the prior written consent of Lessor.

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          B.   USE IN COMPLIANCE WITH LAWS.  Lessee shall, at Lessee's sole cost and expense, comply with all applicable laws, ordinances, rules, requirements, and regulations of all duly constituted public or semi-public authorities now or hereafter in any manner affecting the Leased Premises whether or not any such laws, ordinances, rules, requirements, and regulations which may be hereafter enacted involve a change of policy on the part of the enacting authority.
Lessee may not: (1) permit any unlawful or immoral practice to be carried on or committed on the Leased Premises; (2) make any use of or allow the Leased Premises to be used for any purpose that might invalidate or increase the rate of insurance thereof; (3) keep or use or permit to be kept or used on the Leased Premises any inflammable fluids (other than properly stored cleaning fluids and solvents) or explosives without Lessor's prior written consent; (4) use the Leased Premises for any purpose whatsoever which might create a nuisance or injure the reputation of the Leased Premises; (5) deface or injure any improvements now or hereafter located on the Leased Premises; (6) commit or suffer any waste; nor (7) cause or permit any noxious, disturbing, or offensive odors, fumes or gases, or any smoke, dust, steam or vapors or any loud or disturbing noise or vibration to originate in or to be emitted from the Leased Premises. Furthermore, Lessee shall make at its own expense all alterations of the Leased Premises required by any authority, agency or governmental unit and shall save Lessor harmless from penalties, fines, costs, expenses, or damages resulting from failure to do so. Without limiting the generality of the foregoing, Lessee shall make such arrangements for the storage and timely disposition of all garbage and refuse generated by the Leased Premises as may be required in order to keep the Leased Premises and all surrounding areas in a neat and orderly condition and reasonably clean and free from rubbish, dirt, snow, and ice. Lessee shall indemnify Lessor for any liabilities (including court costs and attorneys' fees) incurred by Lessor as a result of Lessee's violation of any of the provisions contained in this paragraph. Lessee may, at Lessee's own expense, contest the validity of any law, ordinance, rule, requirement, or regulation of the nature herein referred to, and if by the terms of any such law, ordinance, rule, requirement, or regulation, compliance therewith may be legally held in abeyance without the incurrence of any lien, charge, or liability of any kind against the fee of the Leased Premises or against the Leasehold interest of Lessee in and to the Leased Premises and without subjecting Lessee or Lessor to any liability of any nature for failure so to comply, Lessee may postpone compliance therewith until a final determination in any such proceedings but only if all such proceedings are prosecuted by Lessee with all due diligence and dispatch and at the sole cost, expense, and risk of Lessee.

     Sec. 5:2.  MAINTENANCE AND ALTERATION OF LEASED PREMISES.

          A. MAINTENANCE BY LESSEE. Lessee agrees to accept possession of the Leased Premises in their present condition and to allow for such changes in condition as may normally be expected to occur through reasonable deterioration between the date of this Agreement and the date Lessee actually takes possession of the Leased Presses. Lessee shall, at Lessee's sole expense, maintain the Leased Premises throughout the Lease Term and Lessee shall, at Lessee's sole expense, make all repairs and replacements which may be necessary to maintain in good

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condition the Leased Premises and the improvements located on the Leased
Premises. If Lessee fails to make the repairs or replacements required by this Lease, Lessor is authorized to complete such repairs and replacements on behalf of Lessee, and in such event Lessor may under no circumstances be held liable to Lessee for any damages that Lessee might suffer as a result of such action on the part of Lessor. Upon the termination of this Lease, Lessee shall surrender the Leased Premises to Lessor in good order and repair, except for reasonable wear and tear between the last necessary repair and/or replacement by Lessee pursuant to Lessee's obligations hereunder. However, Lessee will be liable at the time of termination of this Lease for all repairs and replacements which have become necessary or desirable as a result of any act of negligence of Lessee (or Lessee's employees, agents, or invitees).

          B. ALTERATIONS. Except as otherwise provided herein, Lessee shall not make any alterations, additions, or other changes to the Leased Premises without Lessor's prior written consent. However, Lessee may, without obtaining Lessor's prior written consent, make minor alterations, additions, and changes to the improvements required by SEC. 5:1.A hereof to be constructed by Lessee on the Leased Premises but only if: (1) such alterations, additions, and changes are accomplished in a good and workmanlike manner at Lessee's sole expense and in accordance with all applicable federal, state, and local laws, regulations, ordinances, and other promulgations; and (2) such alterations, additions, and changes do not impair the value, structural integrity, or soundness of such improvements. However, notwithstanding anything contained herein to the contrary, Lessee shall not have the right to demolish or remove any improvements at any time located on the Leased Premises without first obtaining the prior written consent of Lessor. Title to such alterations, additions, and changes will immediately vest in Lessor at the end of the final day of the Lease Term or sooner termination of this Lease and will remain as part of the Leased Premises. Lessee shall not, however, remove any alterations, additions, or changes from the Leased Premises nor waste, destroy, or modify any alterations, additions, or changes on the Leased Premises once completed. The parties covenant for themselves and all persons claiming under them that the alterations, additions, and changes made by Lessee are real property. All alterations, additions, and changes on the Leased Premises at the expiration of the Lease Term or sooner termination of this Lease shall, without compensation to Lessee, then become Lessor's property free and clear of all claims to or against them by Lessee or any third person, and Lessee shall defend and indemnify Lessor against all liabilities and loss resulting from such claims or from Lessor's exercise of the rights conferred by this paragraph.
However, Lessor may elect to have Lessee remove any or all of such alterations, additions, and changes in which event such alterations, additions, and changes are to be completely removed by Lessee (without damage to the Leased Premises) by the end of the Lease Term. Lessee shall promptly pay for all work done or materials furnished in connection with the making of any such alterations, additions, or other changes to the Leased Premises.

          C. MECHANIC'S LIENS. Lessee will not permit any mechanic's lien or liens to be placed upon the Leased Premises or improvements thereon during the Lease Term caused by or resulting from any work performed, materials furnished or obligation incurred by or at the

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request of Lessee.  Should any mechanic's liens or other liens or affidavits claiming liens be filed against the Leased Premises or any portion thereof or interest therein for any reason whatsoever incident to the acts or omissions of Lessee or any contractor of Lessee or any such contractor's subcontractor or any laborer performing labor or materialman furnishing materials at or for the Leased Premises or by reason of any specially fabricated materials whether or not placed at the Leased Premises, Lessee shall cause the same to be cancelled and discharged of record by payment, bonding (in an amount satisfactory to Lessor) or otherwise within fifteen (15) days after notice by Lessor, or at such earlier time as is necessary to prevent the foreclosure thereof. If Lessee shall fail or refuse to cause any such lien or affidavit to be cancelled and discharged as herein required, Lessor, without waiving such default by Lessee, shall have the right and privilege at Lessor's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional rent hereunder due from Lessee to Lessor and shall be repaid to Lessor immediately upon demand, together with interest on the amount so paid at the highest lawful rate until repaid. Lessor's consent to the making of any such alterations, additions, or other changes may not be construed to make Lessee an agent of Lessor with authority to subject Lessor's interest in the Leased Premises to any such lien or other claim.

     Sec. 5:3. ACCESS BY LESSOR. Lessee agrees to allow Lessor and Lessor's agents, employees, and representatives to enter into and upon the Leased Premises during normal business hours for the purpose of inspecting the Leased Premises and for exercising any of Lessor's rights under this Lease. Lessor may under no circumstances be held liable for inconvenience, annoyance, disturbance, or loss of business caused to Lessee or Lessee's guests, employees, or subLessees by any such entry.

     Sec. 5:4. SIGNS. Lessee shall not, without Lessor's prior written consent, install outside the interior surface of the perimeter walls of any building located on the Leased Premises any signs, window or door lettering, placards, decorations, credit card or other decals, or any other advertising media of any type. The design and location of all exterior signs shall be approved in writing by Lessor. Prior to installing any signs, Lessee shall submit to Lessor working drawings of any and all proposed signs. No sign shall be installed unless and until Lessor's written approval of such sign and its location has been obtained by Lessee. Lessee, at Lessee's sole cost and expense, shall maintain all such signs installed by Lessee in good condition and in proper operating order at all times and shall pay for all electricity used in the operation of any signs. Lessee, at Lessee's sole cost and expense, shall repair or cause to be repaired all damage done to any part of the Leased Premises in connection with the installation, maintenance, repair or removal of any of Lessee's signs.

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                                     ARTICLE VI.

                                  SPECIAL PROVISIONS

     Sec. 6:1.  ASSIGNMENTS AND SUBLEASES.

          A. BY LESSEE. Lessee may not assign this Lease or any of Lessee's rights under this Lease or sublease any part or all of the Leased Premises or grant any license to use any portion of the Leased Premises without Lessor's prior written consent. Consent by Lessor to one assignment, sublease or license may not be construed as meaning consent to further assignments, subleases or licenses. Regardless of any such assignment, sublease or license, Lessee will remain liable to Lessor for the full performance of all of the provisions of this Lease. As an additional condition precedent to any assignment, sublease or license, Lessee shall furnish Lessor, among other things, reasonable notice of the proposed assignment, sublease or license with appropriate documentation respecting the identity, reputation, financial condition, and creditworthiness of the proposed assignee, sublessee or licensee, and the proposed assignee, sublessee or licensee shall, in recordable form, expressly assume all covenants and conditions of this Lease on the part of Lessee to observe, comply with, or perform. Any assignment, subletting or license shall be subject to and conditioned upon, among other things, Lessee paying to Lessor an amount equal to the attorneys' fees and administrative costs incurred by Lessor in connection with such assignment, subletting or license.

          B. BY LESSOR. Lessor may at any time convey, assign, or encumber the Leased Premises and/or Lessor's rights under this Lease. In the event of any such conveyance or assignment (other than a conveyance or assignment as collateral security for an indebtedness), Lessor will be completely relieved from all obligations placed on Lessor by this Lease effective the date of such conveyance or assignment. However, Lessor will be so relieved only if (and when) Lessee is furnished with an instrument in writing signed by such grantee or assignee and providing for the assumption by such grantee or assignee of all of the provisions of this Lease.

     Sec. 6:2. FORCE MAJEURE. In the event that Lessor or Lessee is delayed or hindered in or prevented from the performance of any of their respective obligations anywhere herein contained by reason of: (1) the destruction, in whole or in part, of any improvements forming a part of the Leased Premises; (2) strikes; (3) lockouts; (4) labor troubles; (5) war, whether declared or undeclared; (6) riot; (7) Act of God; (8) embargoes; (9) delays in transportation; (10) inability to procure materials and/or labor; (11) failure of power; (12) restrictive governmental laws or regulations (whether valid or not); (13) insurrection; or (14) any other reason (other than financial) beyond the reasonable control of such party, and not the fault of the party so delayed or hindered in or prevented from performing work or doing acts otherwise required under this Lease, then performance of such work or doing of such acts will be excused for the period of the delay, and the period for the performance of such work or doing such acts will be extended for a period equivalent to the period of such delay; provided, however, that the

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provisions of this Section may not operate so as to excuse or release Lessee from the prompt payment of rentals or other sums required to be paid by Lessee to Lessor or to other payees anywhere hereunder.

     Sec. 6:3. ESTOPPEL CERTIFICATE. Within ten days after written request therefor by Lessor, Lessee shall deliver to Lessor (or Lessor's nominee) in recordable form an Estoppel Certificate (herein so called) certifying (if such be the case) that this Lease is unmodified and in full force and effect and the dates to which the Basic Rent, Additional Rent, and other charges have been paid, and stating whether or not to the knowledge of the signer of such certificate Lessor is in default in the performance of any provision contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge. Lessee hereby irrevocably appoints Lessor Lessee's attorney in fact with full power and authority to execute, acknowledge, and deliver any such Estoppel Certificates in the name and on behalf of Lessee in the event Lessee for any reason fails to do so upon request.

     Sec. 6:4. SUBORDINATION OF LEASE. If Lessor is required by the holder of any note secured by a mortgage, deed of trust, or other lien now or hereafter given by Lessor covering the Leased Premises to subordinate this Lease to such mortgage, deed of trust, or other lien (and to all advances hereafter made in connection therewith), Lessee shall, within ten (10) days after written request therefor, execute and deliver such instruments as may be necessary to effect such subordination, but only if: (a) the holder of such note agrees in writing to recognize this Lease and Lessee's rights under this Lease; and (b) foreclosure of the lien securing such note will not operate to terminate this Lease or adversely affect Lessee's rights or obligations. Lessee hereby irrevocably appoints Lessor Lessee's attorney in fact with full power and authority to execute, acknowledge, and deliver any such instruments in the name and on behalf of Lessee in the event Lessee for any reason fails to do so upon request.

     Sec. 6:5. MORTGAGE OF LESSEE'S LEASEHOLD ESTATE. Lessee may mortgage Lessee's leasehold estate in the Leased Premises as security for any bona fide indebtedness of Lessee, but no such mortgage may under any circumstances impair or affect Lessor's interest in the Leased Premises or under this Lease, and any such mortgage will at all times remain subordinate and inferior to Lessor's interest in the Leased Premises and under this Lease. If Lessor receives notice in writing of the name and mailing address of any such mortgagee of Lessee, Lessor agrees to furnish such mortgagee with notice of the occurrence of any Event of Default hereunder, and such mortgagee may (but will not be obligated to), in the name and on behalf of Lessee, cure any such Event of Default within the time and in the manner herein required of Lessee. In the event such mortgagee forecloses such mortgagee's interest in the Leased Premises in any manner provided by law and such mortgagee or other person or entity ("NEW OWNER") becomes the legal owner of the Leasehold estate, such New Owner shall be substituted for the Lessee under this Lease and will be obligated to perform all of the obligations herein placed on Lessee. This substitution will be automatic and will not require any written instrument of assumption in order to take effect.

     Sec. 6:6. RECORDING OF LEASE. Lessee may not record this Lease without Lessor's prior written consent. However, if requested in writing by Lessee, Lessor agrees to execute and deliver to Lessee a Memorandum of Lease for recording purposes which is in form and substance satisfactory to Lessor. Lessee shall pay all recording costs.

                                     ARTICLE VII.

                               DAMAGE AND CONDEMNATION

     Sec. 7:1. DAMAGE TO LEASED PREMISES. Lessee shall promptly and diligently repair, restore, and replace all damage to or destruction of any and all improvements at any time located on the Leased Premises and otherwise remedy all damage to or destruction of all or any part of the improvements, resulting wholly or in part from any cause required by this Lease to be covered by fire or extended coverage insurance. The completed work of repair, restoration, or replacement shall be at least equal in value, quality and use to the condition of the improvements immediately before the event giving rise to the work.
Lessor shall not be required to furnish any services or facilities or to make any repairs, alterations, or replacements of any kind in or on the Leased Premises, all such matters being the sole duty and responsibility of Lessee. In the event Lessor elects to perform any obligation of Lessee after Lessee's failure or refusal to do so, such performance shall not constitute a waiver of any right or remedy for Lessee's default, and Lessee shall promptly reimburse, defend, and indemnify Lessor against all liability, loss, cost, and expense arising from such performance by Lessor. No deprivation, impairment, or limitation of use resulting from any event or work contemplated by this paragraph shall entitle Lessee to any offset, abatement, or reduction in rent nor to any termination or extension of the Lease Term.

     Sec. 7:2.  CONDEMNATION OF LEASED PREMISES.

          A. TOTAL CONDEMNATION. If the whole of the Leased Premises shall be taken by any public or quasi-public authority under the power of eminent domain, condemnation or expropriation or in the event of a conveyance in lieu thereof, then this Lease shall terminate on the date when Lessee is required to yield possession thereof, and all rentals shall be paid up to that date, and Lessee shall have no claim against Lessor or the condemning authority for the value of the unexpired term of this Lease.

          B. PARTIAL CONDEMNATION. If part of the Leased Premises shall be so taken or conveyed and the consequent reduction in the area of the Leased Premises be such that the conduct of Lessee's business on the Leased Premises would be substantially and materially prevented or impaired, then the term of this Lease shall cease and terminate as of the date on which possession of the Leased Premises is required to be surrendered to the condemning authority, and all rentals shall be paid up to that date. Lessee shall have no claim against Lessor or the condemning authority for the value of any unexpired term of this Lease. Should, however, only a portion of the Leased Premises be so condemned or taken and the subsequent reduction of the area of the Leased Premises be not such that the conduct of Lessee's business on the Leased Premises would be substantially and materially prevented or impaired, then this Lease shall continue in full force and effect. If this Lease is not terminated following a partial condemnation, Lessee shall, at Lessee's sole cost and expense, make all necessary repairs or alterations to any improvements damaged or removed by such taking which are necessary to restore the Leased Premises to substantially the condition in which the same existed immediately prior to such taking. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to pay any portion of the cost of any work to be performed by Lessee as a result of any such partial condemnation. No partial taking shall be deemed to constitute an eviction or disturbance of Lessee's use and possession of the Leased Premises or a breach by Lessor of any of its obligations hereunder or render Lessor liable for damages or entitle Lessee to be relieved from any of its obligations hereunder or grant Lessee any right of off-set or recoupment.

          C. DAMAGES. The taking or condemnation of the whole or any part of the Leased Premises by any legally constituted authority for any public or any quasi-public use or purpose shall be without prejudice to the rights of either Lessor or Lessee to recover compensation and damages caused by such taking or condemnation from the taker or condemnor. In the event of a taking, the rights of the parties with respect to the award for such taking shall be as the parties then agree to be just and equitable under all the circumstances, having in mind the rights of any mortgagee, the economics of operating any remaining portion of the Leased Premises and improvements, the cost of restoration, and the balance of the Lease Term remaining, among other relevant considerations. If Lessor and Lessee do not agree within ninety (90) days after the amount of the award is finally determined, the undecided questions shall be resolved by arbitration. Arbitration shall be by a panel of three (3) arbitrators, one appointed by each of the parties hereto and a third appointed by the two so selected. Such arbitration shall be conducted in accordance with the laws of the State in which the Leased Premises are located. Notwithstanding anything contained herein or decided by any arbitrators to the contrary, Lessee shall not be entitled to any part of the award which is attributable to the taking of any land, and Lessor shall be entitled to receive the full amount of such award.

          D. DEED IN LIEU OF CONDEMNATION. In the event that any authority having the power of eminent domain requests that Lessor convey to such authority all or any portion of the Leased Premises, Lessor shall have the right to make a voluntary conveyance to such authority of all or any portion of the Leased Premises notwithstanding that proceedings have not been filed by such authority; and in the event of any such voluntary conveyance, it shall nevertheless for all purposes hereunder be deemed that there has been a taking by such authority of the property voluntarily conveyed by Lessor. Accordingly, all of the provisions of SEC. 7:2 shall be applicable notwithstanding such voluntary conveyance.

                                    ARTICLE VIII.

                                       DEFAULT

     Sec. 8:1. EVENTS OF DEFAULT. An "Event of Default" will be deemed to have occurred upon the happening of any of the following events or conditions:

          A. Lessee fails to timely pay when due any installment of rent (whether Basic Rent, Additional Rent, or other charges) hereby reserved and such failure shall continue for more than ten (10) days after written notice from Lessor to Lessee specifying the failure; provided, however, after Lessor has given Lessee written notice pursuant to this clause A on three (3) separate occasions during any calendar year, Lessor shall not be required to give Lessee any further notice under this clause A.

          B. Lessee fails to comply with any term, provision or covenant of this Lease, other than the payment of rent, and such failure shall continue for more than thirty (30) days after written notice from Lessor to Lessee specifying the failure; provided, however, if such failure cannot reasonably be cured within thirty (30) days, no Event of Default shall exist as a result of such failure unless Lessee fails to commence curing such failure within such thirty
(30) day period, fails to diligently proceed to cure such failure, or fails to completely cure such failure within ninety (90) days after such notice.

          C. Lessee or any guarantor of Lessee's obligations under this Lease becomes insolvent, makes a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

          D. Lessee or any guarantor of Lessee's obligations under this Lease files a petition under any section or chapter of the Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof; or Lessee or such guarantor is adjudged bankrupt or insolvent in proceedings filed against Lessee or such guarantor thereunder.

          E. A receiver or trustee is appointed for the Leased Premises or for all or substantially all of the assets of Lessee or any guarantor of Lessee's obligations under this Lease.

          F. Lessee does or permits to be done anything which creates a lien upon the Leased Premises.

          G. Lessee assigns or in any manner transfers this Lease or any estate or interest therein, or assigns or in any manner transfers any of Lessee's rights under this Lease, or sublets the Leased Premises or any part thereof, or grants any license, concession or other right or occupancy of any portion of the Leased Premises without the prior written consent of Lessor.

          H. Lessee defaults under the terms and conditions of any loan or other financing secured by a mortgage, deed of trust or other security agreement constituting a lien on any of the improvements constructed on the Leased Premises or Lessee's leasehold interest in the Leased Premises and such default is not cured within any applicable cure period.

     Sec. 8:2. REMEDIES. Upon the occurrence of an Event of Default, Lessor shall have the option, in addition to any other right or remedy given hereunder or by law or equity, to pursue any one or more of the following remedies without any notice or demand whatsoever:

          A. Terminate this Lease, in which event Lessee shall immediately surrender the Leased Premises to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which Lessor may have for possession or arrearages in rent, immediately enter upon and take possession of the Leased Premises and expel or remove Lessee and any other person who may be occupying the Leased Premises or any part thereof and any property found within the Leased Premises, by force if necessary, without being liable for prosecution or any claim of damages therefor. If and to the extent permitted by applicable law, Lessor also will have the right to lock the Leased Premises and bar Lessee from entering the Leased Premises. The right of re-entry of Lessor and the right of Lessor to remove all persons and property from the Leased Premises may be accomplished by Lessor without any notice given to Lessee. Lessor may accomplish all of this without resort to legal process and without being deemed guilty of trespass or becoming liable to Lessee or others for any resulting loss or damage. Lessee agrees to pay to Lessor on demand the amount of all loss and damage which Lessor may suffer by reason of such termination, whether through inability to relet the Leased Premises on satisfactory terms or otherwise. If Lessor elects to terminate this Lease, all of Lessee's rights under this Lease shall immediately cease. Notwithstanding the fact that all of the Lessee's rights under this Lease shall cease upon termination of this Lease, the termination of this Lease by Lessor on account of default by Lessee does not in any way affect Lessee's liability for past due rental or damages as set forth below on account of such breach. Upon termination of this Lease by Lessor, Lessee shall pay to Lessor all past due rentals and, as liquidated damages, a sum of money determined as set out below as rental for the balance of the Lease term. If this sum is not paid within ten (10) days after Lessor has sent Lessee notice of the amount due, interest shall accrue on such sum at the rate of twelve percent (12%) per annum from the date of termination of this Lease until such sum is paid in full.

          B. Enter upon and take possession of the Leased Premises and expel or remove Lessee and any other person who may be occupying the Leased Premises or any part thereof, together with any property that may be found within the Leased Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and, if Lessor so elects, perform such alterations and repairs as Lessor deems advisable and relet the Leased Premises on such terms as Lessor may deem advisable and receive the rent therefor. Upon such reletting, Lessee shall immediately be liable to Lessor, in addition to any indebtedness other than rent due hereunder, for the cost and expenses of such reletting and of such alterations and repairs incurred by Lessor. At the option of Lessor, rents received by Lessor by such reletting shall be applied as follows:

     1. First, to the payment of any indebtedness, other than rent, due hereunder from Lessee to Lessor;

     2. Second, to the payment of any of the cost or expense of the reletting and of such alterations and repairs;

     3.   Third, to the payment of all past due rental;

     4. Fourth, to the payment of the future Basic Rent, Additional Rent and other charges, as the same may become due and payable hereunder.

If the rent received by Lessor by such reletting for any Lease Year shall be less than that owing by Lessee under this Lease for such Lease Year, Lessee shall pay the deficiency to Lessor within ten days after Lessor has sent Lessee written demand therefor. If Lessee fails to timely pay this sum, interest shall accrue on such amount at the rate of twelve percent (12%) per annum from the date of such written demand until such sum is paid in full. If the rent received by Lessor for such reletting is more than that owing by Lessee under this Lease for such Lease Year, Lessor shall be entitled to retain the excess. No re-entry or taking possession of the Leased Premises by Lessor shall be construed as an election on Lessor's part to terminate this Lease unless Lessor has elected to terminate this Lease. Notwithstanding any reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach.

          C. Enter upon the Leased Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Lessee is obligated to do under the terms of this Lease; and Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in thus effecting compliance with Lessee's obligations under this Lease, and Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action, whether caused by the negligence of Lessor or otherwise.

          D. If and to the extent permitted by applicable law, alter any and all locks and other security devices at the Leased Premises.

     Sec. 8:3. EFFECT OF EXERCISE OF REMEDIES. Exercise by Lessor of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Leased Premises by Lessee, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Lessor and Lessee. No such alteration of locks or other security devices and no removal or other exercise of dominion by Lessor over the property of Lessee or others at the Leased Premises shall be deemed unauthorized or constitute a conversion, Lessee hereby consenting, after any Event of Default, to the exercise by Lessor of dominion over Lessee's property within the Leased Premises. All claims for damages by reason of re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Lessee agrees that any re-entry by Lessor may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Lessor may elect, and Lessor shall not be liable in trespass or otherwise. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Lessor hereunder or of any damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants herein contained. Forbearance by Lessor to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. To the extent permitted by law, Lessee waives notice of re-entry, or institution of legal proceedings to that end, and any right of redemption, re-entry or repossession. No waiver by Lessor of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained. Lessor's acceptance of the payment of rental or other payments hereunder after the occurrence of an Event of Default shall not be construed as a waiver of such default, unless Lessor so notifies
Lessee in writing. Forbearance by Lessor to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default.

     Sec. 8:4. DAMAGES. Notwithstanding re-entry and termination pursuant to SEC. 8:2.A or re-entry without termination pursuant to SEC. 8:2.B, Lessee shall remain liable for any rent and damages which may be due or which may be incurred prior thereto and all reasonable costs and all professional fees and expenses incurred by Lessor in leasing the Leased Premises to another tenant.
 Lessee shall also be liable for damages to be calculated in the following manner: Lessee shall pay an amount of money equal to the total rent (including Basic Rent, Additional Rent and other charges) which but for termination would have become payable during the remainder of the Lease term, less the amount of rent, if any, which Lessor actually receives during such period from others to whom the Leased Premises may be rented on such terms and conditions and at such rentals as Lessor, in its sole discretion, shall deem proper. Such damage shall be payable in annual installments, in arrears, on the first day of each Lease Year following such termination and continuing until the date originally fixed herein for the expiration of the then current term, and any suit or action brought to collect the amount of any deficiency for any Lease Year shall not in any manner prejudice the right of Lessor to collect any deficiency for any subsequent Lease Year by a similar proceeding. In no event shall Lessee be entitled to any excess of any rent obtained by reletting the Leased Premises for an amount over and above the rent herein reserved. In case of an Event of Default, Lessee shall also be liable for and shall pay to Lessor, in addition to any sum provided to be paid above, broker's fees incurred by

Lessor in connection with reletting the whole or any part of the Leased Premises, the costs of removing and storing Lessee's or other occupant's property, the costs of repairing, altering, remodeling or otherwise putting the Leased Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Lessor in enforcing Lessor's remedies, including reasonable attorneys' fees.

     Sec. 8:5. ATTORNEYS' FEES. In the event Lessee defaults in the performance of any of the terms, covenants, or conditions contained in this Lease and Lessor places the enforcement of this Lease, or any part thereof, or the collection of any rental due or to become due hereunder, or the recovery of possession of the Leased Premises in the hands of an attorney, or files suit upon the same, Lessee agrees to pay to Lessor all cost of suit and cost of enforcement of Lessor's rights hereunder, including reasonable attorneys' fees; and the payment of the sums and amounts specified in this paragraph shall be secured in like manner as is herein provided as to security for rent.

                                     ARTICLE IX.

                               MISCELLANEOUS PROVISIONS

     Sec. 9:1. NOTICES. All notices allowed or required to be given hereunder must be in writing and either personally delivered or dispatched by United States certified mail, return receipt requested, to the respective addresses of the parties set forth at the end of this Lease. Either party hereto may change the address to which any such notice is to be addressed by giving notice in writing to the other party of such change. Any time limitation provided for in this Lease will commence with the date that the party actually receives such written notice, and the date of postmark of any return receipt indicating the date of delivery of such notice to the addressee will be conclusive evidence of such receipt. Any notice or document required or permitted to be delivered by this Lease shall be deemed to be received (whether or not actually received) when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to the party to be notified at the address set forth at the end of this Lease.

     Sec. 9:2. WAIVER. The waiver by either Lessor or Lessee of any provision of this Lease may not be deemed to be a waiver of any other provision. The subsequent acceptance of Basic Rent or Additional Rent by Lessor from Lessee may under no circumstances be deemed to be a waiver of any preceding breach by Lessee of any provision hereof other than the failure of Lessee to pay the rent so accepted regardless of Lessor's knowledge of such preceding breach at the time of the acceptance of such rent. No provision of this Lease may under any circumstances be deemed to have been waived by any party hereto unless such waiver is in writing and signed by the party charged with such waiver. Acceptance by Lessor of any payment in an amount less than that portion then owing under this Lease will be deemed an acceptance on account only and not a waiver; and the failure to pay the entire amount then due will continue to constitute an Event of Default.

     Sec. 9:3. ENTIRE AGREEMENT AND AMENDMENTS. This Lease constitutes the entire agreement between Lessor and Lessee, and there are no other covenants, agreements, promises, terms, provisions, conditions, undertakings, or understandings, either oral or written, between them concerning the Leased Premises other than those herein set forth. No subsequent alteration, amendment, change, deletion or addition to this Lease will be binding upon Lessor or Lessee unless in writing and signed by both Lessor and Lessee.

     Sec. 9:4. NO JOINT VENTURE. Nothing herein contained will be deemed to constitute Lessor a partner of Lessee in the conduct of Lessee's business or a joint venturer or a member of a joint enterprise or partnership with Lessee.

     Sec. 9:5. PARTIAL INVALIDITY. If any provision of this Lease, or the application thereof to any person or circumstances, is determined to any extent to be invalid or unenforceable, the remainder of this Lease, or the application of such affected provision to persons or circumstances other than those to which it is held invalid or unenforceable, will not be affected thereby, and each provision of this Lease will be valid and may be enforced to the fullest extent permitted by law. It is further the intention of Lessor and Lessee that if any provision of this Lease is capable of two constructions, one of which would render the provision void and other of which would render the provisions valid, then the construction having the meaning which renders it valid will be deemed to be the only proper construction of such provision.

     Sec. 9:6. BROKER'S COMMISSION. Lessor and Lessee each represent and warrant to the other that there are no claims for brokerage commissions or finder's fees in connection with the execution and delivery of this Lease, and each agrees to indemnify the other against and hold such party harmless from all liabilities arising from any such claims including without limitation attorneys' fees and related court costs.

     Sec. 9:7. HEADINGS; CAPTIONS. The headings, captions, and numbering system are inserted only as a matter of convenience and may under no circumstances be considered in interpreting the provisions of this Lease.

     Sec. 9:8. NO SETOFF. Lessee may under no circumstances have any right of setoff or deduction against any payments payable by Lessee to Lessor under any of the terms, provisions, conditions and covenants of this Lease, but instead Lessee may register a protest in connection with any payments being made.

     Sec. 9:9. HOLDING OVER. Any holding over of the Leased Premises, or any part thereof, by Lessee after the termination of this Lease (for whatever reason such termination may occur) is to be construed only as a tenancy from day to day, terminable at the will of Lessor, at a daily rental equal to $1.00 per day.

     Sec. 9:10. GOVERNING LAW; PLACE OF PERFORMANCE. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. All of the duties and obligations herein contained are performable in Tarrant County, Texas. Venue of any action brought under this Lease shall be in Tarrant County, Texas.

     Sec. 9:11. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical.

     Sec. 9:12. GENDER; SINGULAR AND PLURAL. As used herein, the neuter gender includes the feminine and masculine, the masculine includes the feminine and neuter, and the feminine includes the masculine and neuter and each includes a corporation, partnership, or other legal entity when the context so requires. The singular number includes the plural, and VICE VERSA, whenever the context so requires.

     Sec. 9:13. BINDING EFFECT. This Lease shall be binding upon and shall inure to the benefit of the parties thereto and their respective successors and assigns except as otherwise provided herein.

     Sec. 9:14. AUTHORITY TO EXECUTE. Lessee represents and warrants to Lessor that Lessee is fully authorized to enter into this Lease without the joinder of any other person or entity, and the person executing this Lease on behalf of Lessee has full authority to do so and that any and all corporate action required has been taken. Lessor represents and warrants to Lessee that Lessor is fully authorized to enter into this Lease without the joinder of any other person or entity, and the person executing this Lease on behalf of Lessor has full authority to do so and that any and all corporate action required has been taken.

                                      ARTICLE X

                SPECIAL PROVISIONS PERTAINING TO ENVIRONMENTAL MATTERS

     Sec. 10:1. Representations, Covenants and Warranties. Lessee hereby represents, covenants and warrants to Lessor and its successors and assigns, as follows:

          A. The location and construction, occupancy, operation and use of all improvements now or hereafter attached to or placed, erected, constructed or developed on, in, or under the Leased Premises or as a portion of the Leased Premises (the "IMPROVEMENTS") will not violate any applicable law, statute, ordinance, rule, regulation, policy, order or determination of any federal, state, local or other governmental authority ("GOVERNMENTAL AUTHORITY") or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction affecting any portion of the Leased Premises, including without limitation, any applicable zoning ordinances and building codes, flood disaster laws and health and environmental laws, rules and regulations (hereinafter collectively called the "APPLICABLE LAWS").

          B. Lessee will obtain, at Lessee's sole cost and expense, all permits, licenses, and authorizations required to construct, occupy, operate, and/or use any portion of the Leased Premises by reason of any Applicable Laws pertaining to health or the environment (the "APPLICABLE ENVIRONMENTAL LAWS") including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA") and the Resource Conservation and Recovery Act of 1987, as amended ("RCRA").

          C. The use which Lessee makes and intends to make of the Leased Premises will not result in the disposal or release of any hazardous substance, solid waste or other substance known or suspected to pose a threat to health or the environment (collectively, "HAZARDS" and individually, "HAZARD") on, in, under or to the Leased Premises. The terms "hazardous substance" and "release" shall each have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall each have the meanings specified in RCRA; provided, however, that in the event either that CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further that, to the extent that the laws of the State of Texas establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader definition shall apply.

          D. Lessee shall not cause any violation of any Applicable Environmental Laws, nor permit any subtenant, concessionaire or licensee of any portion of the Leased Premises to cause such a violation, nor permit any environmental liens to be placed on any portion of the Leased Premises.

     All of the foregoing representations, warranties and covenants shall be continuing and shall be true and correct for the period from the date hereof through the end of the Lease Term with the same force and effect as if made each day throughout such period, and all of such representations and warranties shall survive the expiration or termination of this Lease.

     Sec. 10:2. COVENANT TO CLEAN UP AND NOTIFY. Lessee shall conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to clean up and remove hazardous substances, solid wastes or Hazards on, in, under, from or affecting any portion of the Leased Premises (a) in accordance with all Applicable Laws, (b) to the satisfaction of Lessor, and (c) in accordance with the orders and directives of all Governmental Authorities. Lessee shall (a) give notice to Lessor immediately upon (i)

Lessee's receipt of any notice from any Governmental Authority of a violation of any Applicable Laws or acquiring knowledge of the receipt of any such notice by any subtenant, concessionaire or licensee of any portion of the Leased Premises and (ii) acquiring knowledge of the presence of any hazardous substances, solid wastes or Hazards on, in or under the Leased Premises in a condition that is resulting or could reasonably be expected to result in any adverse environmental impact, with a full description thereof; (b) promptly comply with all Applicable Environmental Laws requiring the notice, removal, treatment, or disposal of such hazardous substances, solid wastes or Hazards and provide Lessor with satisfactory evidence of such compliance; and (c) provide Lessor, within thirty (30) days after demand by Lessor, with a bond, letter of credit, or similar financial assurance evidencing to Lessor's satisfaction that sufficient funds are available to pay the cost of removing, treating, and disposing of such hazardous substances, solid wastes or Hazards and discharging any assessments that may be established on the Leased Premises as a result thereof.

     Sec. 10:3. SITE ASSESSMENT. If Lessor shall ever have reason to believe that there are hazardous substances, solid wastes or Hazards affecting any part of the Leased Premises, Lessor (by its officers, employees and agents) at any time and from time to time, either prior to or after the occurrence of an Event of Default, may contract for the services of persons (the "SITE REVIEWERS") to perform environmental site assessments ("SITE ASSESSMENTS") on the Leased Premises for the purpose of determining whether there exists on the Leased Premises any environmental condition that could result in any liability, cost, or expense to the owner, occupier, or operator of the Leased Premises arising under any Applicable Environmental Laws. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Lessee that do not impede the performance of the Site Assessments. The Site Reviewers are hereby authorized to enter upon the Leased Premises for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of hazardous substances, solid wastes and Hazards on the Leased Premises and such other tests on the Leased Premises as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Lessee will supply to the Site Reviewers such historical and operational information regarding the Leased Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. On request, Lessor shall make the results of such Site Assessments fully available to Lessee, which (prior to an Event of Default) may, at Lessee's election, participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers. The cost of performing such Site Assessments shall be paid by Lessee upon demand of Lessor.

     Sec. 10:4. INDEMNITY AND HOLD HARMLESS. Lessee hereby defends, indemnifies and holds harmless Lessor, its employees, agents, shareholders, officers and directors (collectively, the "INDEMNIFIED PARTIES"), from and against any claims, demands, obligations, penalties, fines, suits, liabilities, settlements, damages, losses, costs or expenses (including, without limitation, attorney and consultant fees and expenses, investigation and laboratory fees and expenses, cleanup costs, and court costs and other litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (i) the presence, disposal, release, threatened release, removal or production of any hazardous substances, solid wastes or Hazards which are on, in, under, from or affecting any portion of the Leased Premises at any time during the Lease Term or thereafter during any occupancy of the Leased Premises by Lessee; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such hazardous substances, solid wastes or Hazards; (iii) any lawsuit brought or threatened, settlement reached, or order by Governmental Authority relating to such hazardous substances, solid wastes or Hazards, and/or (iv) any violation of any Applicable laws, or demands of Governmental Authorities, or violation of any policies or requirements of Lessor, which are based upon or in any way related to such hazardous substances, solid wastes or Hazards, regardless of whether or not any of the conditions described under any of the foregoing subsections (i) through (iv), inclusive, was or is caused by or within the control of Lessee. Lessee agrees, upon notice and request by an Indemnified Party, to contest and defend any demand, claim, suit, proceeding, or action with respect to which Lessee has hereinabove indemnified and held the Indemnified Parties harmless and to bear all costs and expenses of such contest and defense. Lessee further agrees to reimburse any Indemnified Party upon demand for any costs or expenses incurred by any Indemnified Party in connection with any matters with respect to which Lessee has hereinabove indemnified and held the Indemnified Parties harmless. The provisions of this paragraph shall be in addition to any other obligations and liabilities Lessee may have to Lessor at common law, in equity or under this Lease, and shall survive the termination of this Lease.

     Sec. 10:5. LESSOR'S RIGHT TO REMOVE HAZARDOUS MATERIALS. Lessor shall have the right, but not the obligation, without in any way limiting Lessor's other rights and remedies under this Lease, to enter onto the Leased Premises or to take such other actions as it deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any hazardous substances, solid wastes or Hazards on, in, under, or affecting the Leased Premises following receipt of any notice from any person or entity asserting the existence of any hazardous substances, solid wastes or Hazards pertaining to the Leased Premises or any part thereof that, if true, could result in an order, notice, suit, imposition of a lien on the Leased Premises, or other action or that, in Lessor's sole opinion, could jeopardize Lessor. All reasonable costs and expenses paid or incurred by Lessor In the exercise of any such rights shall be payable by Lessee upon demand.

     Sec. 10:6. RELIANCE AND BINDING NATURE. Lessee acknowledges that Lessor has and will rely upon the representations, covenants, warranties and agreements herein set forth in entering into this Lease and leasing the Leased Premises to Lessee. The representations, covenants, warranties and agreements herein contained shall be binding upon Lessee, its successors, assigns and legal representatives and shall inure to the benefit of Lessor, its successors, assigns and legal representatives.

     EXECUTED to be effective for all purposes as of the date first above written.


                                         LESSOR:

 Lessor's Address for notice:            INDEPENDENT RESEARCH AGENCY FOR LIFE
                                         INSURANCE, INC.
 Independent Research Agency
 for Life Insurance, Inc.
 P. O. Box 2387                          By: /s/ Martin R. Durbin
 Fort Worth, Texas 76113                    ------------------------------------
 Attn:  Chief Financial Officer              Name:  MARTIN R. DURBIN
                                                    ----------------------------
                                             Title: CHIEF FINANCIAL OFFICER
                                                    ----------------------------



                                         LESSEE:

                                         FIRST COMMAND FINANCIAL
 Lessee's Address for notice:            CORPORATION

 First Command Financial Corporation
 4100 South Hulen                        By: /s/ Lamar C. Smith
 Fort Worth, Texas 76109                    -----------------------------------
 Attn:  Chief Executive Officer               Name: LAMAR C. SMITH
                                                    ---------------------------
                                              Title: CHIEF EXECUTIVE OFFICER
                                                    ---------------------------

                                      EXHIBIT A

BEING a 43750 square foot tract of land situated in the B.B.B. & C.R.R. Survey, Abstract Number 217, and the J. Howard Survey, Abstract Number 693, City of Fort Worth, Tarrant County, Texas, being part of Lot 2-R, Block C of OVERTON WEST ADDITION described by plat recorded in Volume 388-173, Page 10, Plat Records of Tarrant County, Texas (PRTCT), and being part of a called
17.000 acre tract of land described by deed as "TRACT FOUR" to Cassco Land Co., Inc., recorded in Volume 6494, Page 389, Deed Records of Tarrant County, Texas (DRTCT), said 43750 square foot tract of land being more particularly described by metes and bounds as follows:

Commencing at a 1/2-inch iron rod found at the intersection of the north right-of-way line of Overton Plaza (an 80-foot right-of-way) and the west right-of-way line of South Hulen Street (a 120-foot right-of-way);

THENCE along said west right-of-way line the following:

     North 00DEG.09'00" East, a distance of 281.00 feet to a 1/2-inch iron rod found for the beginning of a curve to the left having a central angle of 09DEG.31'21" and a radius of 1287.60 feet;

     Along said curve to the left an arc distance of 214.00 feet and a chord bearing and distance of North 04DEG.36'41" West 213.75 feet to a 1/2-inch iron rod found for the southeast corner of Lot 1, Block C of OVERTON WEST ADDITION described by plat recorded in Volume 388-74, Page 2 PRTCT;

THENCE South 84DEG.46'00" West, a distance of 327.42 feet along the south line of said Lot 1 to a point;

THENCE South 05DEG.14'00" East, a distance of 59.71 feet to a point for corner, said point being the POINT OF BEGINNING;

THENCE South 04DEG.23'44" East, a distance of 125.00 feet to a point for corner;

THENCE South 85DEG.36'16" West, a distance of 350.00 feet to a point for corner;

THENCE North 04DEG.23'44" West, a distance of 125.00 feet to a point for corner;

THENCE North 85DEG.36'16" East, a distance of 350.00 feet to the POINT OF BEGINNING;

CONTAINING a computed area of 43750 square feet of land.

                                   EXHIBIT B

     Being a 14.278 acre tract of land situated in the B.B.B. & C.R.R. Survey, Abstract No. 217, and the J. Howard Survey, Abstract No. 693, City of Fort Worth, Tarrant County, Texas, being all of LOT 2-R, BLOCK C of OVERTON WEST ADDITION described by plat recorded in Volume 388-173, Page 10, Plat Records of Tarrant County, Texas (PRTCT), being the remainder of LOT 4 BLOCK C of OVERTON WEST ADDITION described by plat recorded in Volume 388-124, Page 27, PRTCT, being part of a called 19.23 acre tract of land described by deed to Cassco Land Co., Inc., recorded in Volume 5190, Page 800, Deed Records of Tarrant County, Texas (DRTCT), and being part of a called 17.000 acre tract of land described by deed as "TRACT FOUR" to Cassco Land Co., Inc., recorded in Volume 6494, Page 389, DRTCT, said 14.278 acre tract of land being more particularly described as follows:

BEGINNING at a 1/2-inch iron rod set at the intersection of the north right-of-way line of Overton Plaza (an 80-foot right-of-way) and the west right-of-way line of South Hulen Street (a 120-foot right-of-way);

THENCE along said north right-of-way line the following:

     North 89DEG.51'00" West, a distance of 48.27 feet to a 1/2-inch iron rod set for the beginning of a curve to the left having a central angle of 11DEG.50'55" and a radius of 762.79 feet;

     Along said curve of the left an arc distance of 157.74 feet and a chord bearing and distance of South 84DEG.13'32" West 157.46 feet to a 1/2-inch iron rod set for the point of tangency;

     South 78DEG.18'00" West, a distance of 416.34 feet to 1/2-inch iron rod set for the beginning of a curve to the right having a central angle of 18DEG.54'30" and a radius of 1128.51 feet;

     Along said curve to the right an arc distance of 372.42 feet and a chord bearing and distance of South 87DEG.45'15" West 370.73 feet to a 1/2-inch iron rod set for the beginning of a compound curve to the right having a central angle of 22DEG.21'07" and a radial bearing and distance of North 07DEG.05'18" East 634.45 feet;

     Along said compound curve to the right an arc distance 247.51 feet and a chord bearing and distance of North 71DEG.44'09" West 245.94 feet to a 1/2-inch iron set for the southeast corner of LOT 5, BLOCK C of OVERTON WEST ADDITION described by plat recorded in Volume 388-140, Page 19, PRTCT;

THENCE along the southeast and northeast lines of said LOT 5 the following:

     North 30DEG.04'00" East, a distance of 295.00 feet to a 1/2-inch iron rod found for corner;

     North 48DEG.30'00" West, a distance of 205.00 feet to a 1/2-inch iron rod set for the north corner of said LOT 5, said corner being in the southeast right-of-way line of Kingsridge Road (a 60-foot right-of-way) and in a non-tangent curve to the left having a central angle of 16DEG.32'57" and a radial bearing and distance of North 47DEG.39'34" East 830.00 feet;

THENCE along said southeast right-of-way line and said curve to the left an arc distance of 239.74 feet and a chord bearing and distance of North 34DEG. 03'57" East 238.90 feet to a 1/2-inch iron rod found for the southwest corner of LOT 1, BLOCK C of OVERTON WEST ADDITION described by plat recorded in Volume 388-74, Page 2, PRTCT;

THENCE along the south lines of said LOT 1 the following:

     South 64DEG.32'00" East, a distance of 303.48 feet to a 1/2-inch iron rod found for corner;

     North 84DEG.46'00" East, a distance of 801.45 feet to a 1/2-inch iron rod set for corner in the west right-of-way line of the aforementioned South Hulen Street, said corner being in a non-tangent curve to the right having a central angle of 09DEG.31'21" and a radial bearing and distance of South 80DEG.37'39" West 1287.60 feet;

THENCE along said west right-of-way line the following:

     Along said curve to the right an arc distance of 214.00 feet and a chord bearing and distance of South 04DEG.26'59" East 303.48 feet to a 1/2-inch iron rod set for the point of tangency;

     South 00DEG.09'00" West, a distance of 281.00 feet to the POINT OF
     BEGINNING;

CONTAINING a computed area of 621,931 square feet or 14.278 acres of land.

                                Page 2 of 2